Exhibit 99.1

Press Contact:

Robert Minicucci, Warner Communications

Phone: (603) 488-5856

Mobile: (339) 206-1722

robert@warnerpr.com

Investor Inquiries:

Andrea Clegg, NightHawk Radiology Holdings, Inc.

(866) 402-4295

(208) 292-2818

aclegg@nighthawkrad.net

NightHawk Radiology Holdings, Inc. Names David M. Sankaran

Chief Financial Officer

COEUR D’ALENE, Idaho, May 19, 2008 — NightHawk Radiology Holdings, Inc. (Nasdaq: NHWK), the leading provider of radiology solutions to radiology groups and hospitals throughout the United States, today announced the appointment of David M. Sankaran to the position of Senior Vice President and Chief Financial Officer.

Mr. Sankaran brings significant financial, accounting and operations experience to NightHawk from a number of high-growth, market-leading companies within the software and life sciences industries, most of which were publicly held. Most recently, Mr. Sankaran was Senior Vice President and Chief Financial Officer of Accelrys, Inc., a leading scientific business intelligence software provider, where he drove significant improvements in the company’s financial performance through cost realignment, streamlining of the company’s product lines and improving working capital efficiency.

In addition, Mr. Sankaran has served in various executive financial management roles, including Vice President and Corporate Controller of Ocular Sciences, Inc., a leading contact lens designer and manufacturer; Vice President of Investor Relations and Vice President of Finance, Global Operations at PeopleSoft, Inc., a leading ERP software provider; and Vice President and Corporate Controller at Affymetrix, Inc., a global leader in the genomics industry. Mr. Sankaran is a graduate of the School of Business at the University of Southern California and has a Masters in Business Administration from St. Mary’s College.

“We are extremely fortunate to have David join the NightHawk management team,” said Dr. Paul Berger, Chairman and Chief Executive Officer of NightHawk. “His broad public company experience and diverse background in finance, operations, investor relations and strategic planning will be extremely valuable as we grow the business and improve our financial performance, while continuing to remain focused on our overarching goal of improving patient care through telemedicine.”

In commenting upon his appointment, Mr. Sankaran stated, “I am excited to join NightHawk as Chief Financial Officer. I look forward to working with Dr. Berger and the entire NightHawk team as we leverage our industry-leading position to enhance our financial performance and drive shareholder value.”

About NightHawk

NightHawk Radiology (Nasdaq: NHWK), headquartered in Coeur d’Alene, Idaho, is leading the transformation of the practice of radiology by providing high- quality, cost-effective services to radiology groups and hospitals throughout the United States. NightHawk provides the most complete suite of solutions, including professional services, business services, and its advanced, proprietary clinical workflow technology, all designed to increase efficiencies and improve the quality of patient care and the lives of physicians who provide it. NightHawk’s team of U.S. board-certified, state- licensed, and hospital-privileged physicians located in the United States, Australia, and Switzerland, provides services 24 hours a day, seven days a week, to approximately 1,500 sites, representing approximately 26% of all hospitals in the United States. For more information, visit http://www.nighthawkrad.net.

Forward Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including statements regarding NightHawk’s future success, growth and financial performance and the contributions of Mr. David Sankaran. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with general economic conditions, competitive conditions in the radiology industry, and regulatory risks. Other factors that could cause operating and financial results to differ are described in NightHawk’s periodic reports filed with the Securities and Exchange Commission. Other risks may be detailed from time to time in reports to be filed with the SEC. NightHawk does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

“NHWKF”